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                                                                     EXHIBIT 4.3



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                      AMENDED AND RESTATED LOAN AGREEMENT


                                  DATED AS OF

                                 JUNE 13, 1997

                                BY AND BETWEEN

                           OMNI GEOPHYSICAL, L.L.C.

                                      AND

                            HIBERNIA NATIONAL BANK


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                      AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT dated as of June 13, 1997, by and between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company ("Borrower"), and HIBERNIA NATIONAL BANK, a national banking association ("Bank").

                              W I T N E S S E T H:

      WHEREAS, Bank has previously extended certain credit facilities to Borrower, pursuant to that certain Loan Agreement dated as of July 19, 1996, by and between Borrower and Bank, as heretofore amended by that certain First Amendment to Loan Agreement dated as of December 4, 1996, by and between Borrower and Bank, and by that certain Second Amendment to Loan Agreement dated as of April 4, 1997 by and between Borrower and Bank (as so amended, the "Original Agreement"); and,

      WHEREAS, Borrower has applied to Bank for an amendment to the terms of its existing credit facility, and for additional credit facilities; and,

      WHEREAS, Bank has agreed to provide such amended and additional credit facilities to Borrower pursuant to the terms of this Agreement, which shall amend and restate the Original Agreement in its entirety.

      NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, Borrower and Bank do hereby amend and restate the Original Agreement in its entirety with this Agreement, and do hereby covenant and agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


      SECTION 1.1. DEFINED TERMS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "ACKNOWLEDGMENT OF CONTRACTOR" shall mean the Acknowledgment of Assignment executed by the Contractor.

     "ACKNOWLEDGMENT OF ARCHITECT" shall mean the Acknowledgment of Assignment executed by the Architect.

     "AGREEMENT" shall mean this Amended and Restated Loan Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

     "APPLICABLE MARGIN" shall mean the following additional rate per annum:

      Type of Loan       LIBOR Applicable Margin   Base Rate Applicable Margin
      ----------------   -----------------------   ---------------------------
      Revolving Loans            3.5%                           .5%
      Construction Loan          3.75%                          .75%

      Term Loan                  3.75%                          .75%

     "ARCHITECT" shall mean The Corne-Lemaire Group, an architectural corporation.

     "ARCHITECT'S CONTRACT" shall mean that certain Standard Form of Agreement between the Borrower and Architect, dated March 24, 1997.

     "ASSIGNMENT OF ARCHITECT'S CONTRACT" shall mean that certain Assignment of Architect's Contract by the Borrower in favor of the Bank.

     "ASSIGNMENT OF CONSTRUCTION CONTRACT" shall mean that certain Assignment of Construction Contracts, Plans and Specifications by the Borrower in favor of the Bank.

     "BANK" shall mean Hibernia National Bank, a national banking association.

     "BANK'S INSPECTOR" shall mean William Neill or another inspector designated by Bank (including an officer or employee of Bank) to inspect and monitor the progress of construction of the Improvements on behalf of the Bank.

     "BASE RATE" shall mean the rate of interest established from time to time by the Board of Directors or management of Citibank, N.A., New York, New York, as its "prime" or "base" lending rate, whether or not that rate is published, and which is not necessarily the lowest rate charged by Citibank, N.A., or by Bank, such rate to be adjusted automatically on and as of the effective date of any change in such Base Rate.

     "BASE RATE LOAN" shall mean the portion of any of the Loans bearing interest calculated on the basis of the Base Rate.

     "BASE RATE TRANCHE" shall mean, with respect to any Loan, all or any portion of such Loan that constitutes a Base Rate Loan

     "BORROWER" shall mean Omni Geophysical, L.L.C., a Louisiana limited liability company.

     "BORROWING BASE AMOUNT" shall mean at any time, based upon the most recent timely submitted borrowing base certificate submitted by or on behalf of Borrower (but not less than on a weekly basis), as the same may be adjusted by Bank on a daily basis upon review of Borrower's sales journals and cash receipts and as a result of field examinations of such Borrower's Collateral (using reasonable lending discretion), the lesser of (i) $8,000,000.00, or (ii) the amount of Qualified Receivables at such time.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana, and, if such day relates to a Conversion to, or Continuation of, a LIBOR Rate Loan, also a day on which dealings in Dollar deposits are carried out in the interbank market selected by Bank for purposes of setting the LIBOR Rate.

     "COLLATERAL" shall mean any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of Bank pursuant to the Collateral Documents.

     "COLLATERAL DOCUMENTS" shall collectively refer to the Security Agreement, the Mortgage, the Security Agreement (Fixtures), the Assignment of Construction Contract, the Assignment of Architect's Contract, the Acknowledgment of Contractor, the Acknowledgment of Architect and any and all other documents in which an Encumbrance is created on any property of the Borrower or of any third person to secure payment of the Indebtedness of Borrower or any part thereof.

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     "COMMITMENTS" shall mean, collectively, the Revolving Loan Commitment, the
     Construction Loan Commitment and the Term Loan Commitment

     "CONSTRUCTION CONTRACT" shall mean that certain Standard Form of Agreement between the Borrower and Contractor, dated June 16, 1997, as amended and modified from time to time, and providing for the construction of the Improvements contemplated by the Plans.

     "CONSTRUCTION LOAN" shall have the meaning assigned to that term in Section
     3.1 hereof.

     "CONSTRUCTION LOAN COMMITMENT" shall have the meaning assigned to that term in Section 3.1 hereof.

     "CONSTRUCTION NOTE" shall have the meaning assigned to that term in Section
     3.1 hereof.

     "CONTINUE", "CONTINUATION" and "CONTINUED" shall mean the continuation pursuant to Section 5.3 hereof of a LIBOR Rate-based interest rate accruing on the Notes from one Interest Period to the next Interest Period.

     "CONTRACT RATE" shall mean, at any time, the rate of interest then borne by the Notes after giving effect to any fluctuations in the Base Rate or LIBOR Rate, but without giving any effect to the application of any default rate of interest imposed by Bank under the terms of the Notes. The Contract Rate shall be as follows:

     a) With respect to Base Rate Loans, the Applicable Margin plus the Base Rate from time to time in effect.

     b) With respect to LIBOR Rate Loans, the Applicable Margin plus the LIBOR Rate applicable during such Interest Period to such LIBOR Rate Loan or LIBOR Rate Tranche.

     "CONTRACTOR" shall mean The Lemoine Company, Inc.

     "CONVERT", "CONVERSION" and "CONVERTED" shall mean a conversion pursuant to
     Section 5.3 hereof of the interest rate then accruing on any Note or any Tranche thereof to a LIBOR Rate-based interest rate or to a Base Rate-based interest rate.

     "CREDITS" shall have the meaning assigned to that term in Section 2.1 hereof.

     "CREDIT APPLICATION" shall have the meaning assigned to that term in
     Section 2.3.1 hereof.

     "CREDIT COMMISSION" shall have the meaning assigned to that term in Section
     2.3.3 hereof.

     "CREDIT OBLIGATION" shall have the meaning assigned to that term in Section
     2.3.4 hereof.

     "DEBT" shall mean any and all amounts and/or liabilities owing from time to time by Borrower to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Borrower; (iii) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (v) trade payables and operating leases incurred in the ordinary course of business or otherwise.

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     "DEBT-TO-WORTH RATIO" shall mean, at any date, the ratio obtained by dividing (1) the total liabilities of Borrower less the subordinated Debt of Borrower as of such date, by (2) the Tangible Net Worth of Borrower as of such date.

     "DEFAULT" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

     "DEFICIENCY" shall have the meaning assigned to that term in Section 3.3(b) hereof.

     "DEVELOPMENT EXPENSE SCHEDULE" shall mean the detailed line item cost breakdown of land costs, construction costs (hard costs) and all other related indirect development costs (soft costs) submitted to and approved by Bank.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "DOMINION ACCOUNT" shall have the meaning ascribed to such term in Section
     10.15 hereof.

     "ENCUMBRANCES" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of Borrowers or Guarantors or any part or parts thereof.

     "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., the Louisiana Environmental Affairs Act, La. R.S. 30:2001 et seq., or other applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EVENT OF DEFAULT" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section
     12.1 hereof.

     "FUNDING LOSSES" shall mean, with respect to (a) any Borrower's payment or prepayment of principal of a LIBOR Rate Loan or LIBOR Rate Tranche on a day other than the last day of the applicable Interest Period; (b) any Borrower's failure to borrow a LIBOR Rate Loan or a LIBOR Rate Tranche on the date specified by such Borrower; (c) any Borrower's failure to make any prepayment of any LIBOR Rate Loans or LIBOR Rate Tranches on the date specified by Borrower, or (d) any cessation of a LIBOR Rate to apply to the Loans or any Tranche thereof pursuant to Section 6.5 hereof`, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by Bank (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain a Loan).

     "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

     "GENERAL INTANGIBLES" shall mean, all general intangibles as defined in
     (S)9-106 of the UCC, of Borrower, whether now owned or hereafter acquired, including without limitation (i) all contractual rights and obligations or indebtedness owing to Borrower (other than Receivables) from whatever source arising; (ii) all things and actions, rights represented by judgments and claims arising out of tort and other claims related to the Collateral, including the right to assert and otherwise be the proper party of interest to commence and prosecute actions; (iii) all goodwill, patents, patent licenses, trademarks, trademark

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     licenses, trade names, service marks, trade secrets, rights and intellectual property, copyrights, permits and licenses; (iv) all rights or claims in respect of refunds for taxes paid; and (v) all deposit accounts of Borrower, including the Dominion Account.

     "GOVERNMENTAL REQUIREMENT" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

     "GUARANTOR" shall mean any subsidiary of Borrower existing now or acquired by Borrower in the future.

     "IMPROVEMENTS" shall mean the 13,000 square foot administration building, the approximately 40,000 square foot fabrication facility, and other structures (including off-site and on-site constructions) which are to be constructed on the Property with advances on the Construction Loan.

     "INDEBTEDNESS" shall mean, at any time, the indebtedness of Borrower evidenced by the Notes executed by Borrower pursuant to this Agreement, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all Credit Obligations, Credit Commissions, commitment fees and other indebtedness and costs and expenses for which each Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes, any and all other loans, extensions of credit, obligations, debts and liabilities of Borrower, plus interest thereon, that may now and in the future be owed to or incurred in favor of Bank, as well as all claims by Bank against Borrower, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether Borrower may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

     "INTEREST PAYMENT DATE" shall have the meaning ascribed to such term in
     Section 5.2 hereof.

     "INTEREST PERIOD" shall mean with respect to a LIBOR Rate Loan or a LIBOR Rate Tranche, each period commencing on (1) the date any such LIBOR Rate Loan or LIBOR Rate Tranche of any new Loan is made, (2) the date the interest rate on any Loan or Tranche thereof is Converted by a Borrower from a Base Rate Loan to a LIBOR Rate Loan, or (3) the day following the last day of the immediately preceding Interest Period for which a LIBOR Rate-based rate for the LIBOR Rate Loan or LIBOR Rate Tranche is applicable and is continued, and, in each case, ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as a Borrower may select as provided in Article V hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the final maturity date of the Loan to which it relates, such Interest Period shall end on the final maturity date of such Loan; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, unless such next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     "LIBOR RATE" shall mean, with respect to the applicable Interest Period in effect, an interest rate per annum equal to the quotient (converted to a percentage) of (i) the rate per annum of interest equal to the annual rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1%, if such average is not such a multiple) determined by Bank, at or before 11:00 a.m. New Orleans, Louisiana time on the first day of such Interest Period, to be the annual rate of interest at which deposits of Dollars are offered by prime banks in whatever London interbank market may be selected by Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (or as nearly equal as may be) to the applicable LIBOR Rate

     Loan, divided by (ii) 1.00 minus the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such Interest Period. "LIBOR Reserve Requirement" shall mean for any day during a Interest Period, that percentage which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Bank with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Interest Period. In determining the percentage, the Bank may use any reasonable averaging and attribution methods. Each determination by Bank of a LIBOR Rate or of the LIBOR Reserve Requirement used in determining same shall be conclusive and binding, absent manifest error.

     "LIBOR RATE LOAN" shall mean any of the Loans (or any portion thereof) bearing interest calculated on the basis of the LIBOR Rate.

     "LIBOR RATE TRANCHE" shall mean the amount of any Loan of Borrower that constitutes a LIBOR Rate Loan for a specific Interest Period.

     "LOANS" shall mean, collectively, the Revolving Loans, the Construction Loan and the Term Loan.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Collateral Documents and any other Related Documents.

     "MATERIAL ADVERSE CHANGE" shall mean, with respect to Borrower, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of such Person, or which otherwise changes in a materially adverse way any other facts, circumstances or conditions which Bank has relied upon or utilized in making its Commitments hereunder.

     "MORTGAGE" shall mean that certain Multiple Indebtedness Mortgage by the Borrower in favor of the Bank pursuant to which the Bank is granted a mortgage lien on the Property as security for the Indebtedness.

     "NOTES" shall mean, collectively, the Revolving Note, the Construction Note and the Term Note, as each of them may be renewed or extended, together with all other promissory note or notes given in renewal, substitution or as a refinancing of any part of the indebtedness evidenced thereby.

     "PERMITTED ENCUMBRANCES" shall have the meaning ascribed to such term in
     Section 11.4 hereof.

     "PERSON" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

     "PLANS" shall mean the final architectural and engineering drawings and specifications, including any revisions, amendments and addenda required to complete the construction of the Improvements, including off-site and on-site work.

     "PROJECT" shall mean the Property and the Improvements.

     "PROJECT COST" shall mean the cost of acquiring the Property and constructing the Improvements, as modified, and as approved by Bank.

     "PROPERTY" shall mean the immovable property (land and any existing improvements) covered by the Collateral Documents and on which the Improvements are or shall be located.

     "QUALIFIED RECEIVABLES" shall mean eighty percent (80%) of the Receivables of Borrower carried on its books of account, which, on the date as of which the determination is made, (a) are subject to a first

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     priority perfected Encumbrance in favor of Bank, (b) arose in the ordinary course of Borrower's business, (c) arose from the sale of goods or performance of services by Borrower, (d) are evidenced by an "invoice" (i.e., an invoice, shipping order or similar writing), (e) are not subject to setoff, counterclaim, defense, or a dispute of any kind or nature, (f) are not more than 90 days old, (g) are payable by Persons other than any Person who is an affiliate (as defined in accordance with GAAP) of Borrower or an officer or director of Borrower or an officer or director of an affiliate of Borrower (h) are not payable by the United States of America or any agency or department thereof (unless such Receivable has been assigned to Bank pursuant to a properly perfected assignment under the Federal Assignment of Claims Act, 31 U.S.C. (S)3727), (i) do not by their own terms prohibit the collateral assignment thereof or require the consent of the obligor thereon to any collateral assignment thereof, (j) do not arise out of a transaction with an account debtor outside the United States of America (unless covered by a letter of credit acceptable to Bank), (k) are not Receivables due by a Person from whom over 50% of its entire accounts receivable balance with Borrower is unpaid for more than 90 days past the invoice date(s) related thereto, (l) are not credit balances, (m) are not Receivables which the Bank believes, in its sole credit judgment reasonably applied, that collection of such Receivables is insecure or that such Receivables may not be paid by reason of the account debtor's financial inability to pay or that such Receivables are otherwise unacceptable collateral, (n) are not proceeds of a Receivable, (o) are not Receivables due by a Person by whom over 50% of the Receivables are owed unless (x) such Receivables are due from a Company which is not rated Investment Grade or better by a national rating agency or (y) the Bank, in its sole discretion consents to their inclusion in Qualified Receivables, and (p) commencing 90 days from the date hereof, are owed by a Person who has either signed an acceptance of the work giving rise to the Receivable or signed an acceptance of Borrower's proposal for work giving rise to the Receivable. For purposes of this Agreement, a Receivable is 90 days old on the 90th day after the date of the invoice evidencing such Receivable (regardless of the due date of such invoice).

     "RECEIVABLES" shall mean, with respect to such Person, all accounts (as such term is defined in (S)9-106 of the UCC) of such Person, including all indebtedness presently existing or hereafter owing to such Person in connection with such Person's business, profession, occupation or undertaking, including, but not limited to, the sale of goods or the performance of services, together with all proceeds thereof; excluding, however, any indebtedness due to or arising out of claims in tort and indebtedness evidenced by a promissory note or a negotiable instrument.

     "RELATED DOCUMENTS" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     "REQUEST FOR ADVANCE" shall mean the Borrower's written request for an advance.

     "REVOLVING LOAN COMMITMENT" means the agreement by Bank to Borrower (other than to Distribution) to make Revolving Loans and to issue Credits in accordance with the provisions of Article II hereof.

     "REVOLVING LOANS" shall mean loans made by Bank under the Revolving Notes to Borrower in accordance with and subject to the terms of the Revolving Loan Commitment.

     "REVOLVING NOTE" shall mean that certain promissory note more fully described in Section 2.2.1 hereof, together with any and all extensions, renewals, modifications and substitutions therefor.

     "SECURITY AGREEMENT" shall mean (i) that certain Commercial Security Agreement dated July 19, 1996, by Borrower in favor of Bank, as amended by First Amendment to Security Agreement, affecting all of the properties described therein, (ii) all UCC-1 financing statements, and related documents required by Bank in connection with the foregoing Commercial Security Agreement, and (iii) all additional security agreements hereafter granted by any Person as security for the Indebtedness, together with any and all amendments or modifications to any of the foregoing.

     "SECURITY AGREEMENT (FIXTURES)" shall mean (i) that certain Security Agreement (Fixtures) by Borrower dated as of June 13, 1997 in favor of Bank and (ii) the related UCC-1 financing statement by Borrower.

     "SOLVENT" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

     "SUBSIDIARIES" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "SUBSIDIARY" means any one of the Subsidiaries.

     "TANGIBLE NET WORTH" shall mean, at any time, Borrower's total assets excluding intangible assets (i.e., patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expenses, and similar intangible expenses, but including leaseholds and leasehold improvements), less the total liabilities of Borrower.

     "TERMINATION DATE" shall mean, with respect to Bank's Revolving Loan
      Commitment the earlier to occur of (i) August 1, 1998, or (ii) the date of termination of the Commitments pursuant to Article XII hereof.

     "TERM LOAN" shall have the meaning assigned to that term in Section 4.1 hereof.

     "TERM LOAN COMMITMENT" shall have the meaning assigned to that term in
      Section 4.1 hereof.

     "TERM NOTE" shall have the meaning assigned to that term in Section 4.2 hereof.

     "TRANCHE" shall mean a portion of any of the Revolving Loans outstanding to
      Borrower that bears interest at either a particular LIBOR Rate-based rate or at the Base Rate.

     "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.

     SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                  ARTICLE II

                              REVOLVING LOANS AND

                               LETTERS OF CREDIT


      SECTION 2.1. THE REVOLVING LOAN COMMITMENT. Subject to the terms and conditions of this Agreement, Bank agrees to extend credit to Borrower during the period from the date hereof until the Termination Date (a) by making Revolving Loans to Borrower from time to time, and (b) by Bank issuing irrevocable standby and commercial letters of credit (said irrevocable standby and commercial letters of credit being referred to herein as the "Credits") for the account of Borrower from time to time; provided, however, that at no time shall the sum of (1) the aggregate principal amount of Revolving Loans to Borrower at such time outstanding, plus (2) the aggregate unfunded amount of Credits issued for the account of Borrower at such time outstanding, exceed the Borrowing Base Amount then in effect. In the event, at any time, and from time to time, the sum of all outstanding Revolving Loans and Credits issued and outstanding to Borrower exceeds the Borrowing Base Amount then in effect, Borrower shall prepay the Revolving Loans by such an amount to cause the sum of the Revolving Loans and Credits outstanding to Borrower to equal the Borrowing Base Amount (or, at the option of Bank, Borrower may post cash collateral to secure such deficiency in the Borrowing Base Amount).

      SECTION 2.2.  REVOLVING LOANS.

      SECTION 2.2.1. REVOLVING LOANS. Subject to the terms and conditions of this Agreement, Bank agrees to make Revolving Loans to Borrower from time to time during the period from the date hereof to and including the Termination Date; provided, however, that (1) no such Revolving Loan shall exceed an amount which, when added to (i) the aggregate principal amount of all Revolving Loans to Borrower at such time outstanding, plus (ii) the aggregate undisbursed amount of Credits issued for the account of Borrower at such time outstanding, exceeds the Borrowing Base Amount then in effect. Within the limits set forth herein, Borrower may borrow from Bank hereunder, repay any and all such Revolving Loans as hereinafter provided and reborrow hereunder. Borrower's obligation to repay the Revolving Loans made by Bank shall be evidenced by a master promissory note of Borrower (said promissory note being herein referred to as the "Revolving Note"), payable to the order of Bank in the principal sum of $8,000,000.00 or such other or lesser amount as may be reflected from time to time on the on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Borrower, with a final maturity of August 1, 1998, and bearing interest at the rate or rates from time to time in effect pursuant to the terms of Article V hereof (it being understood and agreed that the Revolving Note executed and delivered to Bank by Borrower has been given in renewal and extension, but not in extinguishment of, the indebtedness of Borrower under the promissory note of Borrower dated July 19, 1996, issued pursuant to the Original Agreement, as modified by the Allonge to Promissory Note dated as of December 4, 1996 by Borrower and accepted by Bank). Interest on the Revolving Note shall be payable in accordance with the terms of Section 5.2 hereof.

      SECTION 2.2.2. MANNER AND NOTICE OF BORROWING UNDER THE REVOLVING LOAN COMMITMENT. Requests for advances under the Revolving Loan Commitment may be made by Borrower in person, in writing or through telephone calls to Bank and such requests shall be fully authorized by Borrower if made by any one of the persons designated by Borrower in writing to Bank. Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by Borrower in writing to Bank. Requests for advances must be received by not later than 11:00 a.m. (Central Time) on the date of the proposed advance. Not later than 2:00 p.m. (Central Time) on the date of such request, assuming all conditions of this Agreement for such advance has been satisfied, Bank will make such advance. The amount thereof shall be credited by Bank to the checking account maintained in the name of Borrower with Bank and the credit advice resulting therefrom shall be mailed to Borrower. Bank's copy of such credit advice indicating such deposit to the account of Borrower shall be deemed conclusive evidence of Borrower's indebtedness to Bank in connection with such borrowing. The aggregate outstanding amount of principal and interest due by Borrower at any given time under the Revolving Loan Commitment shall be and constitute the indebtedness of Borrower to Bank under the Revolving Note made by Borrower.
When each advance is made by Bank to Borrower hereunder, Borrower shall be deemed to have renewed and reissued its Revolving Note for the amount of the advance plus all amounts due by Borrower to Bank under the Revolving Loan Commitment immediately prior to such advance.

      SECTION 2.2.3. BORROWINGS UNDER THE REVOLVING LOAN COMMITMENT. Within the limits of the Revolving Loan Commitment to Borrower hereunder and subject to the terms and conditions of this Agreement, Bank shall only be obligated to lend Borrower an amount which will not cause its Borrowing Base Amount to be exceeded. During the period of the Revolving Loan Commitment, Borrower may use the Revolving Loan Commitment by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement.

      SECTION 2.2.4. PAYMENT OF THE REVOLVING NOTE UNDER THE REVOLVING LOAN COMMITMENT. Interest on the unpaid principal balance of the Revolving Note shall be payable in accordance with the terms of Section 5.2 hereof. Principal shall be payable on the Termination Date; provided, however, in the event at any time the aggregate outstanding principal amounts of the Revolving Loans to Borrower, when added to the aggregate unfunded amounts of Credits at such time outstanding to Borrower, causes its Borrowing Base Amount to be exceeded, the Borrower shall, within three (3) Business Days from the date of such excess, prepay its Revolving Note in an amount necessary to cause the aggregate principal amount of its unpaid Revolving Loans plus the aggregate unfunded amount of its Credits to equal its Borrowing Base Amount (or, at the option of Bank, Borrower may post cash collateral to secure such deficiency in its Borrowing Base Amount). Borrower hereby authorizes Bank to debit its funding account maintained with Bank (account no. 542024135) to pay interest due on its Revolving Note on each payment date, and to credit all proceeds of its Receivables received in the Dominion Account when collected (or earlier, if Bank in its sole discretion allows such funds to be available to Borrower prior to the date on which any checks or other instruments given in payment of Receivables are actually collected) towards payment of the Revolving Loans outstanding under its Revolving Note. Bank agrees to give notice to the Borrower of any debits to its funding account used to pay interest within three
(3) Business Days following each such debit.

      SECTION 2.2.5. FEES. In addition to the Credit fees and commissions described in Section 2.3.3 hereof, the Borrower shall also pay Bank the following fees:

      (a) Borrower shall pay Bank a commitment fee in the amount of $35,000.00 for the Revolving Loan Commitment, payable upon execution of this Agreement by Borrower; and

      (b) Borrower shall pay Bank a fee equal to 0.38% per annum on the unused portion of the Revolving Loan Commitment, payable quarterly in arrears, commencing June 30, 1997, and quarterly thereafter, and on the Termination Date. The unused portion of the Revolving Loan Commitment shall be determined on a daily basis by subtracting from $8,000,000.00 the amount of all Revolving Loans and Credit outstanding, and by averaging said daily amounts for the period for which the fee is to be determined.

      SECTION 2.2.6. PROCEEDS OF DOMINION ACCOUNT. Borrower has executed a lockbox agreement with Bank, pursuant to which all checks, drafts and other instruments evidencing payment of the Borrower's Receivables shall be delivered to Bank and deposited into the Borrower's Dominion Account more fully described in Section 10.15 hereof. Borrower hereby authorizes Bank to apply, on a daily basis, the proceeds of all its accounts receivable actually collected (or, at the sole discretion of Bank, amounts which have been received but not yet collected) by the Bank from the Dominion Account to reduce the outstanding principal balance of the Revolving Loans due. Such payments will adjust availability immediately for purposes of loan availability and on the next day for bookkeeping and interest purposes.

      SECTION 2.2.7. USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Loan Commitment solely to refinance and renew the amounts outstanding under the working capital facility provided for in the Original Agreement, and thereafter to finance general working capital requirements of Borrower.

      SECTION 2.2.8. OVERLINES AND OVERADVANCES. Notwithstanding the provisions of Section 2.2.1 hereof, in the event that at any time the aggregate unpaid principal amount of the Revolving Loans ever exceeds $8,000,000 (the maximum possible amount of the Borrowing Base Amount), Borrower agrees to pay the excess amount (an "overline") immediately upon demand by Bank. In the event the unpaid principal amount of the Revolving Loans ever exceeds the Borrowing Base Amount then in effect, Borrower agrees to pay the excess amount (an "overadvance") immediately upon demand by Lender. Overlines and overadvances shall bear interest at the rate (or at the highest rate, if more than one rate is then in effect) borne by the Revolving Note. Upon request of Bank, Borrower shall execute a promissory note, payable to the order of Bank, to represent the amount of any overline or overadvance; however, Borrower acknowledges and agrees that the records of Bank and this Agreement shall constitute conclusive evidence of any overline or overadvance and the obligation of Borrower to repay any overline or overadvance, with interest. All overlines and overadvances for which Bank has not demanded payment earlier, and all unpaid and accrued interest on overlines and overadvances not due and payable earlier, shall be due and payable on the Termination Date. Borrower acknowledges and agrees that Bank is not obligated to Borrower to fund any advance which would create an overline or overadvance.

      SECTION 2.3.  THE CREDITS.

      SECTION 2.3.1. THE CREDITS. Upon the written application of Borrower, using the form of letter of credit application then normally required by Bank in connection with the issuance of such Credits (the "Credit Application"), executed by Borrower (or by any one of the persons designated by Borrower in writing to Bank in accordance with the terms hereof), Bank agrees, subject to the terms and conditions of this Agreement, that it will issue its Credit substantially in accordance with the Credit Application. Credits may either be commercial letters of credit, in which case they shall have an expiry date on a Business Day not later than the earlier to occur of the Termination Date, or standby letters of credit issued to secure workers' compensation obligations of Borrower (or for other purposes deemed acceptable by Bank in its sole discretion), in which case they shall have an expiry date not later than the earlier to occur of the Termination Date or one year from the date of issuance. In no event shall a Credit be issued by Bank for the account of Borrower (i) if the sum of the face amount thereof when added to the aggregate unfunded amount of Credits issued for the account of Borrower then outstanding exceeds $1,000,000.00 or (ii) if the sum of the face amount thereof when added to the aggregate unfunded amount of Credits issued for the account of Borrower then outstanding plus the aggregate principal amount of the Revolving Loans to Borrower at such time outstanding exceeds the Borrowing Base Amount then in effect.

      SECTION 2.3.2. ISSUANCE OF CREDITS. Each Credit shall be issued not later than three (3) Business Days after receipt by Bank of the Credit Application related thereto. No later than 12:00 noon (Central Time) on the third Business Day following receipt of the Credit Application and upon fulfillment of the applicable conditions set forth in this Agreement, Bank shall issue its Credit. Bank may rely fully and completely upon the authority of the signatory of the Credit Application and the contents thereof unless such authority is terminated by written notice delivered to Bank, and any such termination of authority shall be effective only prospectively.

      SECTION 2.3.3. CREDIT COMMISSION. Borrower agrees to pay to Bank the standard fees charged and established by Bank from time to time for the issuance and processing of letters of credit (the "Credit Commission") with respect to each Credit created by Bank hereunder. Payment of such Credit Commission with respect to each Credit created by Bank shall be paid in advance on the date of issuance of the Credit. With respect to standby Credits issued hereunder, Borrower unconditionally agrees to pay to the Bank, in addition to Bank's standard fees for the issuance and processing of such Credits, a commission, payable in advance on or before the date of issuance of each Credit, calculated at the rate of 1.50% per annum on the face amount of each Credit, based upon the number of days of the term of each such Credit divided by 360, which commission shall not be less than $300.00 per standby letter of credit.

      SECTION 2.3.4. CREDIT OBLIGATIONS. Borrower agrees unconditionally to pay Bank on demand in United States currency at Bank's principal office in New Orleans, Louisiana, the amount required to pay (a) any and all drafts drawn and any and all demands made or purported to be made under any Credit issued for its account, (b) any and all costs, charges, fees and/or expenses incurred or paid by Bank in connection with any Credit issued for its account, and (c) interest on such amounts described above under (a) and (b) as hereinafter provided (the "Credit Obligations"). In the event of any drafts drawn and any and all demands made under any Credit are payable in foreign currency, Borrower agrees to make the aforementioned payment to Bank in United States currency at Bank's selling rate for cable transfers to the place of payment of such draft on the date of such payment. Such obligation of Borrower shall be deemed a Credit Obligation hereunder. Borrower further agrees to comply with any and all governmental currency exchange regulations or requirements now or hereafter applicable to such Credit or to any drafts related thereto. Borrower further authorizes Bank, at its option, to compensate itself by applying any part or all of the balance of any deposit account or certificate of deposit which Borrower may maintain with Bank, at any time, whether or not the deposit is mature, and/or any and all monies or property or interest of any kind now or hereafter in Bank's hands, or in transit to or from Bank, and belonging to Borrower, to the payment, in whole or in part, of the amount of any draft and all interest, costs and attorney's fees which Borrower may owe Bank pursuant to this Agreement. In the event a Credit Obligation is not paid when demanded by Bank, Borrower agrees to pay to Bank on demand a sum equal to the amount of the Credit Obligation, plus interest thereon from the date the Credit Obligation is demanded by Bank until paid at the Base Rate then in effect. A payment shall not be deemed made until funds therefor have been actually collected and made available to Bank. Upon the occurrence of an Event of Default hereunder, Borrower agrees to pay to Bank on demand a sum equal to the aggregate unfunded amounts of all Credits outstanding, together with interest thereon at the Base Rate, or at any higher rate of interest which Bank may impose as a default rate pursuant to the terms of Borrower's Revolving
Note issued pursuant to the terms hereof (such obligation of Borrower shall be deemed a Credit Obligation as such term is used herein). Upon the occurrence of such Event of Default, Bank may exercise its right of offset and compensation set forth above in this Section 2.3.4. Any amount which Bank offsets or which Borrower may pay to Bank in excess of drafts actually drawn on any outstanding Credits, shall be held by Bank in pledge to secure the payment of future drafts until the Commitment to Borrower has been terminated, all Indebtedness of Borrower has been paid in full, and no further Credits issued for the account of Borrower are outstanding.

      SECTION 2.3.5. REVOLVING LOANS. In the event that Credit Obligations owed Bank by Borrower are not paid when due for any reason including Credit Obligations arising upon occurrence of an Event of Default hereunder, notwithstanding the limitation contained in Section 2.2.1, such Credit Obligations shall be immediately paid by Borrower pursuant to Revolving Loans in the amount of such Credit Obligations. Such Credit Obligations shall be immediately converted to Revolving Loans by Bank and evidenced by the Revolving Note. If at any time any Event of Default occurs and any portion of any Credits remains unfunded, the Borrower for whose account such Credits were issued shall pay to Bank in cash for application to future drawings under the outstanding Credits, an amount equal to the aggregate unfunded portion of the outstanding Credits. If Borrower does not pay such amount on demand, notwithstanding the limitation contained in Section 2.2.1, such amount shall be immediately paid by Borrower by Revolving Loans to Borrower from Bank. Such amount shall be immediately converted to a Revolving Loan by Bank and shall be evidenced by the Revolving Note. The amount of such Revolving Loans shall be held by Bank in pledge securing all of Borrower's obligations under this Agreement, with Borrower hereby granting Bank a continuing security interest in such funds as security for the Indebtedness of Borrower until the Commitments have all terminated, all Indebtedness of Borrower has been paid in full, and no further Credits issued for the account of Borrower are outstanding.

      SECTION 2.3.6. HOLD HARMLESS. Bank shall have the right to deliver the Credit through any correspondents or agents (the "Correspondents") that Bank in its sole discretion may choose. Except in the case of Bank's gross negligence or willful misconduct, Borrower shall hold Bank harmless from any actions that arise out of the handling of such delivery by the Correspondents making the delivery. Borrower further agrees that Bank and any Correspondent shall not in any way be responsible for performance by any beneficiary of obligations to Borrower nor for the form, validity, sufficiency, correctness, truthfulness or genuineness of any documents delivered in connection with any Credit, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any Credit draft to bear any reference or correct reference to the Credit; for errors, omissions, or delays in transmission or delivery of any messages, whether by mail, cable, teletransmission, or otherwise; or for any error, neglect or default of any Correspondents. Borrower further agrees that, if any of the above events should occur, such event will not affect, impair or prevent Borrower's liability or the Bank's rights or powers hereunder. No liability shall attach to Bank or to the Correspondents for any losses or damage, in consequence of present or future laws, censorships, regulations, decrees, orders or restrictions, right or wrongfully exercised by an de facto or de jure government or governmental agency. Without limiting the foregoing, and in addition to any other provision hereof, Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duty on Bank's part to inquire into, the existence of any disputes or controversies between Borrower and the beneficiary or any other person, firm, or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any documents presented under the Credit are true and correct. Borrower fully understands and agrees that the sole obligation of Bank to Borrower shall be limited to honoring requests for payment made under and in compliance with the Credit and the obligation of Bank remains so limited even if Bank may have assisted Borrower in the preparation of the wording of the Credit or any documents required to be presented thereunder or if Bank may otherwise be aware of the underlying transaction giving rise to the Credit. If Bank, in its sole discretion and at the written request of Borrower, agrees to any change or modification to the amount or terms of any Credit or any instrument or document related thereto, Borrower agrees that this Agreement shall be binding upon it with regard to any changes or modifications and with regard to any actions taken by Bank or by any agents or Correspondents relative thereto.


                                  ARTICLE III

                                 CONSTRUCTION LOAN


          SECTION 3.1 CONSTRUCTION LOAN COMMITMENT. Subject to the terms and conditions contained in this Agreement, the Bank agrees to make a construction loan (the "Construction Loan") available to the Borrower in the maximum aggregate principal amount at any one time outstanding of the lesser of (1) 80% of Project Cost, (2) 75% of the fair market value of the Property and completed Improvements, based upon an MAI appraisal of the Plans, or (3) the sum of $2,600,000.00 (the "Construction Loan Commitment"). Bank shall not be obligated to make any advance under the Construction Loan Commitment with respect to the first 20% of Project Costs incurred by Borrower. Borrower's obligation to repay the Construction Loan made by Bank shall be evidenced by a master promissory note of Borrower (said promissory note being herein referred to as the "Construction Note"), payable to the order of Bank in the principal sum of $2,600,000.00 or such other or lesser amount as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Borrower, with a final maturity of April 13, 1998, and bearing interest at the rate or rates from time to time in
effect pursuant to the terms of Article V hereof.   Interest on the Construction
Note shall be payable in accordance with the terms of Section 5.2 hereof

          SECTION 3.2. CONSTRUCTION LOAN ADVANCES. The Bank agrees to make advances to the Borrower from time to time on any Business Day in accordance with the provisions of this Article III up to the Construction Loan Commitment. The credit advice resulting from the deposit of the proceeds of any disbursement in the Borrower's construction account with the Bank or the Bank's copy of any cashier's check representing all or any part of the proceeds or a disbursement shall be deemed prima facie evidence of the obligation of the Borrower to the Bank on the Construction Loan.

          SECTION 3.3. BORROWING PROCEDURE. (a) The proceeds of the Construction Loan shall be advanced by the Bank to the Borrower's construction account for further credit, as appropriate, to the account of the Contractor at Bank not more than once per month as construction of the Improvements progresses; provided, however, that (i) the Borrower shall submit a Request for Advance to the Bank at least 10 Business Days prior to the proposed funding date specifying the total amount of the proposed Advance and the proposed date on which said Advance is to be made; (ii) each Request for Advance shall be in substantially the form prescribed by the Bank, (iii) each advance shall be funded in strict accordance with the Development Expense Schedule; and (iv) upon the occurrence of a Deficiency (as defined below), the Borrower shall not be entitled to request or receive any advances until such time as the Deficiency has been cured to the satisfaction of the Bank. Notwithstanding the foregoing, Bank shall be authorized to fund an advance to pay interest on the Construction Loan when due, without the requirement of a Request for Advance.

          (b) If at any time during the term of the Construction Loan, the costs to complete the Improvements shall increase over the costs delineated on the Development Expense Schedule such that the undisbursed portion of the Construction Loan is insufficient to pay the remaining Project Costs and to provide debt service on the Construction Loan and all other costs and expenses necessary to make the Project operational (such difference between the undisbursed portion of the Construction Loan and the costs of completion of the Project being referred to as a "Deficiency"), then, in such event, upon demand by the Bank to the Borrower, the Borrower shall deposit the amount of such Deficiency into a cash collateral account maintained by Bank and on which the Bank shall have the sole right to draw. No additional advances on the Loan shall be made until the full amount of such Deficiency shall be deposited as aforesaid.

          (c) Advances for construction costs shall be made only to the extent that the work is actually completed in accordance with the Plans and in place and approved by the Bank, including materials actually incorporated into the Project or stored on-site, but excluding materials stored elsewhere.

          SECTION 3.4. REQUESTS FOR ADVANCES. (a) Each Request for Advance shall be submitted to the Bank in duplicate and shall be accompanied by the following:

          (i) AIA Documents. Application and Certificate for Payment (AIA Documents G-702 and G-703) signed by the Contractor and properly notarized.

          (ii) Development Expense Schedule. An updated copy of the Development Expense Schedule approved by the Bank showing all changes since the date of the last advance, accompanied by supporting invoices for costs other than interest and construction costs.

         (iii) (Intentionally left blank).

          (iv) Title. In the case of the initial Advance under the Construction Loan, a mortgagee's title insurance policy (with a multiple indebtedness mortgage endorsement) issued by or on behalf of First American Title Insurance Company in the amount of the Construction Loan Commitment in form and substance satisfactory to Bank. including but not limited to insuring that the lien of the Mortgage is superior to all materialmen and other mechanics' liens affecting the Property, and otherwise in form and substance satisfactory to Bank.

          (v) Insurance. If required by the Bank, evidence satisfactory to the Bank that the required insurance remains in full force and effect.

          (vi) Lien Waivers. Waivers of liens and receipts for payment by the Contractor, subcontractors and suppliers.

          (vii) Other Documents. The documents listed in Section 8.2 or 8.3, as the case may be, and such other instruments, documents, certificates, endorsements, invoices and opinions as the Bank may reasonably require.

          (b) In the case of each advance for costs (other than interest and construction costs), the Borrower shall provide the Bank with copies of all supporting invoices with respect to such costs.

          (c) In the case of advances for construction costs, the Bank must obtain the report of the Bank's Inspector, which report shall be in form and substance satisfactory to the Bank and shall state (i) that the work completed under the Construction Contract as of the date of the inspection has been performed and constructed in accordance with the Plans, (ii) that the work is progressing on schedule, and (iii) that the disbursements to date (including the current Request for Advance) plus retainage correspond with the percentage of work completed and/or in place as of the Request for Advance. If the Bank's Inspector does not approve an item of work, the Bank, in the exercise of its reasonable judgment, may hold back an amount which in the Bank's opinion shall be sufficient to remedy the item of work until the noncomplying item of work is remedied.

          SECTION 3.5. MODIFIED ADVANCE PROCEDURE. The Bank reserves the right to modify the foregoing procedures and to disburse construction advances as follows:

          Advances to the Contractor. At its option, the Bank may make any and all construction advances when due under the Construction Contract directly to the Contractor or to subcontractors and suppliers through the Contractor, in the judgment of the Bank, to prevent a default under the Construction Contract For these purposes,

Borrower shall irrevocably make, nominate, constitute, and appoint the Bank, in its place and stead acting through any of its directors or officers, as Borrower's true and lawful agent and attorney-in-fact with full power of substitution, to make such construction advances directly to the Contractor, subcontractors and suppliers; the foregoing mandate or agency shall be an irrevocable power of attorney, that is, a power coupled with an interest which cannot be revoked, the Bank having direction and authorization to so make such construction advances, and no further direction or authorization from the Borrower shall be necessary to warrant such direct construction advances, and all such construction advances shall satisfy pro tanto the obligations of the Bank and shall constitute construction advances hereunder and shall be secured by the Collateral Documents as fully as if made to Borrower, regardless of the disposition thereof by the Contractor, subcontractors, or suppliers.

          SECTION 3.6. PAYMENTS. The Borrower shall make each payment at the time and place set forth in the Construction Note. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder or under the Construction Note, to charge from time to time against the Borrower's accounts with the Bank any amount so due.

          SECTION 3.7. USE OF PROCEEDS. The Borrower shall use the proceeds of the Construction Loan solely to pay Project Costs.

          SECTION 3.8. FEES. Borrower shall pay Bank a commitment fee in the amount of $26,000.00 for the Construction Loan Commitment, payable by Borrower to Bank upon Borrower's execution of this Agreement. Also, Borrower agrees to reimburse Bank the sum of $350 plus expenses for each inspection of the Project by Bank's Inspector during construction of the Project. In addition, Borrower agrees to reimburse Bank for its costs (up to the amount of $1,600) associated with Bank's review of the Plans and related construction documents.


                                 ARTICLE IV

                                   TERM LOAN


      SECTION 4.1. THE TERM LOAN. Subject to the terms, conditions and provisions of this Agreement, Bank agrees to make a term loan (the "Term Loan") to Borrower in an amount not to exceed the lesser of (1) 80% of Project Cost,
(ii) 75% of the fair market value of the Property and completed Improvements, based upon an MAI appraisal, (3) $2,600,000.00, or (4) the outstanding principal balance of the Construction Loan ("Term Loan Commitment"); the proceeds of which shall be used to repay the Construction Loan.

      SECTION 4.2. THE TERM NOTE. Borrower's indebtedness to Bank pursuant to the Term Loan shall be evidenced by a promissory note of Borrower (said promissory note being herein referred to as the "Term Note"), payable to the order of Bank in the principal sum of the amount of the Term Loan Commitment, with a final maturity of five years after date, and bearing interest at the rate or rates from time to time in effect pursuant to the terms of Article V hereof the Term Note. The Term Note shall be due and payable in 60 monthly installments, based on an eight year amortization.

      SECTION 4.3. PREPAYMENTS OF THE TERM LOAN. Borrower shall have the right to prepay the Term Loan in whole or in part at any time without payment of premium or penalty, other than for Funding Losses incurred by Bank as a result thereof.

      SECTION 4.4. REQUEST FOR TERM LOAN ADVANCE. In the case of the Term Loan Advance, the Request for Advance shall be submitted to the Bank in duplicate and shall be accompanied by the following.

          (a) Certificate of Occupancy. A certificate of occupancy issued by the appropriate governmental authority consenting to the use and occupancy of the Improvements.

          (b) Certificate of Substantial Completion. A Certificate of Substantial Completion (AIA Form G-704) signed by the Borrower and the Contractor.

          (c) As-Built Survey. A survey of the Property and all Improvements, including completed buildings, and pertinent grade and floor elevations, together with an appropriate endorsement to the Bank's title policy.

          (d) Lien and Privilege Certificate. A clear lien and privilege certificate issued by the appropriate clerk of court or recorder of mortgages dated after the expiration of the period for filing liens.

          (e) Multi-Peril Hazard Insurance. Multi-peril hazard insurance policy for all of the Improvements as required by the Mortgage.

          (f) Inspection. A final report of the Bank's Inspector in form and substance satisfactory to the Bank stating that the additional Improvements have been completed under the Construction Contract in accordance with the Plans.


                                   ARTICLE V

                         INTEREST PAYABLE ON THE LOANS


      SECTION 5.1.  INTEREST ON THE LOANS.

          (a) Subject to the terms and conditions hereof, the Loans may from time to time be split into (1) LIBOR Rate Tranches, (2) Base Rate Tranches, or
(3) any combination thereof subject to the limitation set forth in Section 5.3(c) of this Article, as determined pursuant to the terms of this Article V.

          (b) The unpaid principal amounts of all Loans or Tranches thereof shall bear interest at one or more of the following interest rates, at Borrower's option: (i) the Base Rate from time to time in effect, adjusted daily, plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin then in effect for such Loans as determined by Bank at the time such LIBOR Rate is determined for any of the Loans or Tranches thereof. Borrower shall select the interest rate option applicable to each Loan or Tranche upon the funding of each such Loan or Tranche thereof (and length of the desired Interest Period if a LIBOR Rate Loan or Tranche is selected), and the selected interest rate option shall continue as to said Loan or Tranche until changed in accordance with the following provisions hereof. Borrower shall notify Bank of their desire to change the interest rate on any of their respective Loans or Tranches thereof not less than two (2) Business Days prior to the date on which such change shall be effective. The Borrower may change a Loan or Tranche thereof from a Base Rate Loan to a LIBOR Rate Loan at any time without payment of premium or penalty, but the Borrower may change a Loan or Tranche thereof from a LIBOR Rate Loan to a Base Rate Loan only as of the last day of an Interest Period without payment of premium or penalty. In the absence of any specific rate election by the Borrower, all and Tranches thereof shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans.

          (c) Borrower shall notify Bank, such notice to be irrevocable, at least two (2) Business Days prior to the last day of an Interest Period, of the duration of the next succeeding Interest Period with respect to any LIBOR Rate Loan or LIBOR Rate Tranche. If Borrower fails to provide such notice to Bank in a timely manner, such Loan(s) or Tranche(s) shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans at the end of each current Interest Period.

      SECTION 5.2. PAYMENT OF INTEREST ON THE LOANS. Interest on all Base Rate Loans and LIBOR Rate Loans shall be payable on the last Business Day of each month and on the final maturity date of each such Loan (each such interest payment date for any Loan, whether a Base Rate Loan or LIBOR Rate Loan, being herein referred to as an "Interest Payment Date").

      SECTION 5.3.  CONVERSIONS AND CONTINUATIONS; MAXIMUM AMOUNT OF TRANCHES.

          (a) The Borrower may elect from time to time to convert a LIBOR Rate Loan or Tranche to a Base Rate Loan, or a Base Rate Loan to a LIBOR Rate Loan, by giving the Bank at least two (2) Business Days' prior irrevocable written notice of such election, provided that any such conversion of a LIBOR Rate Loan shall only be made on the last day of a Interest Period with respect thereto. All or any part of an outstanding LIBOR Rate Loan and a Base Rate Loan may be converted as provided herein, provided that (1) no Base Rate Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, (2) no Loan may be converted into a LIBOR Rate Loan after the date that is one month prior to the final maturity date of such Loan, and (5) any such conversion may only be made if, after giving effect thereto, the provisions of Section 5.3(c) hereof shall not have been contravened.

          (b) Any LIBOR Rate Loan may be continued as such upon the expiration of a Interest Period with respect thereto by the Borrower giving Bank at least two (2) Business Days' prior irrevocable written notice of such continuance; provided, that no LIBOR Rate Loan may be continued as such (1) when any Default or Event of Default has occurred and is continuing and the Bank has determined that such a continuation is not appropriate or (2) after the date that is one month prior to the final maturity date of such Loan, and provided, further, that if the Borrower shall fail to give such written notice or if such continuation is not permitted, then the Borrower shall be deemed to have converted said LIBOR Rate Loan to a Base Rate Loan upon the expiration of the then current Interest Period. Any LIBOR Rate Loan which is continued by Borrower in accordance herewith will be continued for the same LIBOR Interest Rate Period previously in effect with respect thereto unless Borrower's notice to continue such LIBOR Rate Loan provides otherwise or unless such LIBOR Interest Rate Period would extend beyond the final maturity date of such Loan, in which case the next longest available LIBOR Interest Rate Period terminating before such date shall apply.

          (c) All borrowings, conversions and continuations of the Loans hereunder and all selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto no more than four (4) LIBOR Rate Tranches shall be outstanding as to Borrower under its Revolving Loans and no more than one (1) LIBOR Rate Tranche shall be outstanding as to Borrower under its Term Loan.


                                   ARTICLE VI

                           CERTAIN GENERAL PROVISIONS


      SECTION 6.1. PAYMENTS TO BANK. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Related Documents shall be made to the Bank at the Bank's office at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other location that the Bank may from time to time designate in writing to Borrower, in each case in immediately available funds.

      SECTION 6.2. NO OFFSET, ETC. All payments by Borrower hereunder and under any of the other Related Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which Bank would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Documents.

      SECTION 6.3. COMPUTATIONS. All computations of interest on the Loans and of commitment or other fees shall be assessed utilizing a 360-day daily interest factor over the number of days in an actual calendar year (365 days or 366 days in a leap year). Bank shall determine each interest rate applicable to the Loans in accordance with this Agreement, and Bank's determination of same shall be conclusive in the absence of manifest error. Except as otherwise provided in the definition of the term "Interest Period", whenever a payment hereunder or under any of the other Related Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Bank's books and records from time to time shall be prima facie evidence of the amounts so outstanding.

      SECTION 6.4. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period, the Bank shall determine or be notified that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to the Loans during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on Borrower) to Borrower. In such event the Loans (or any Tranches thereof) will automatically, on the last day of the then current Interest Period applicable to such Loans or Tranches, become a Base Rate Loan until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify Borrower.

      SECTION 6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Bank to make available, or maintain in effect, the LIBOR Rate, the Bank shall forthwith give notice of such circumstances to Borrower and thereupon any Loans bearing interest at a LIBOR Rate shall be converted automatically to Base Rate Loans on the last day of the then current Interest Period applicable to such Loans or within such earlier period as may be required by law. Borrower hereby agree promptly to pay the Bank, upon demand by Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this paragraph, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make available, or maintain in effect, the LIBOR Rate for the Loans.

      SECTION 6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (1) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Related Documents or the Indebtedness (other than taxes based upon or measured by the revenue, income or profits of the Bank), or

     (2) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to the Bank of the principal of or the interest on the Indebtedness of any other amounts payable to the Bank under this Agreement or the other Related Documents, or

     (3) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank, or

     (4) impose on the Bank any other conditions or requirements with respect to this Loan Agreement, the other Related Documents, the Indebtedness, or any class of loans of which the Indebtedness forms a part, and the result of any of the foregoing is

               (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Indebtedness or issuing Credits, or

               (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of such the Indebtedness, or

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from Borrower hereunder, then, and in each such case, Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregoing interest or others sum.

     SECTION 6.7. CAPITAL ADEQUACY. If after the date hereof the Bank determines that (a) the adoption of or change in any law, governmental rule, regulations, policy guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Bank or any corporation controlling the Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Bank's Loans to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify Borrower of such fact. Borrower agrees to pay the Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Bank of a certification in accordance with paragraph Section 6.8.

     SECTION 6.8. CERTIFICATE; OPTIONAL RIGHT OF PREPAYMENT. Bank shall provide Borrower with a certificate setting forth any additional amounts which it declares to be payable pursuant to Sections 6.6 and 6.7 hereof, and a complete explanation of such amounts which are due, and each such certificate shall be conclusive, absent manifest error, that such amounts are due and owing.
Borrower shall have the right, at any time within 90 days of receipt of any such certificate, to prepay all the Loans (subject to any and all prepayment penalties and obligations to pay Funding Losses under the terms of this Agreement) without being obligated to pay any such additional costs set forth in such certificate, after which Bank shall promptly terminate, discharge and release of record (at Borrowers' expense) all of its Encumbrances affecting the Collateral and return all Collateral to Borrower.

     SECTION 6.9. INDEMNITY. Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any and all Funding Losses or any other loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by Borrower in payment of the principal amount of or any interest on any Indebtedness as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate in effect for the Loans, or (b) the making of any payment of Indebtedness on a day that is not the last day of the applicable Interest Period, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate in effect for the Loans.


                                  ARTICLE VII

                         SECURITY FOR THE INDEBTEDNESS


     SECTION 7.1. SECURITY. The Indebtedness shall be secured by the following:

     (a) the Security Agreement, as amended, and related financing statement;

     (b) the Security Agreement (Fixtures) and related financing statement;

     (c) the Mortgage;

     (d) the Assignment of Construction Contract and related financing statement;

     (e) the Acknowledgment of Contractor;

     (f) the Assignment of Architect's Contract and related financing statement;

     (g) the Acknowledgment of Architect; and

     (h) Continuing Guaranty of Borrower's indebtedness to Bank by each Guarantor.

The Borrower understands and acknowledges that items (a) through (f) constitute a first priority mortgage lien or security interest, as the case may be, in favor of Bank.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT


      SECTION 8.1. GENERAL CONDITIONS PRECEDENT TO ALL LOANS AND CREDITS. The obligation of Bank to make any Loan or to issue any Credit hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

      (a) Borrower shall have executed and delivered to Bank this Agreement, the Collateral Documents, the Notes and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by Bank;

      (b) The representations and warranties of Borrower as set forth herein, or in any Related Document furnished to Bank in connection herewith, shall be and remain true and correct;

      (c) Bank shall have received a favorable legal opinion of counsel to Borrower, in form, scope and substance satisfactory to Bank;

      (d) Bank shall have received certified resolutions of Borrower authorizing the execution of all documents contemplated hereby;

      (e) Bank shall have received all fees, charges and expenses which are due and payable as specified in this Agreement or any Related Document;

      (f) No Default or Event of Default shall exist or shall result from the making of a Loan or the issuance of a Credit;

      (g) Borrower shall have provided Bank with all financial statements, reports and certificates required by this Agreement (including an initial borrowing base certificate of Borrower in the form required by Section 10.1(e) which is hereby required as a condition to the initial advance to Borrower hereunder);

      (h) Bank's counsel shall have reviewed the articles of organization and Operating Agreement of Borrower, and shall be satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

      (i) Bank shall have received evidence acceptable to Bank and its counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

      (j) Borrower shall have complied with the procedure set forth in this Agreement for the making of the particular type of Loan then being applied for;

      (k) There shall have occurred no Material Adverse Change;

      (l) Bank's due diligence and review of all financial information provided by Borrower, and Bank's field audit of Borrower's books and records, shall be satisfactory to Bank; and

      (m) Bank shall have received the following executed documents: Agreement by The CIT Group/Equipment Financing, Inc. that the indebtedness of Borrower under this Agreement is subject to the Subordination Agreement dated July 19, 1996 by Borrower, Omni Geophysical Corporation, and Bank, as amended; and Second Amendment to Subordination Agreement by and among Borrower, Omni Geophysical Corporation, and Bank.

      SECTION 8.2. CONDITIONS PRECEDENT TO FUNDING THE INITIAL ADVANCES UNDER THE CONSTRUCTION LOAN. In addition to the conditions of lending otherwise set forth above, the obligation of Bank to make the initial advance under the Construction Loan shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

          (a) Appraisal. Delivery to Bank within ninety (90) days of June 13, 1997 of an appraisal of the Property and Improvements based on the Plans and prepared by an MAI appraiser, addressed to Bank and approved by Bank in minimum amount required by the Bank. The appraisal will be ordered by Bank at Borrower's expense;

          (b) Architect's Contract. Delivery to Bank of the Architect's Contract signed by Borrower and Architect;

          (c) Building Permit. Delivery to Bank of all building permits and such other licenses and permits prerequisite to authorize construction of the Improvements in accordance with the Plans;

          (d) Construction Completion Schedules. Schedule of all construction trades and delivery of materials from beginning of construction through completion;

          (e) Cost Take-Off. A certification by Bank's Inspector that the Improvements can be completed for the costs set forth in the Development Expense Schedule and the Schedule of Values;

          (f) Inspection. A favorable inspection of the Property by Bank's Inspector, at Borrower's expense;

          (g) Development Expense Schedule. Delivery to Bank of the detailed line item cost breakdown of land costs, construction costs (hard costs) and all other related indirect development costs (soft costs);

          (h) Disbursement Schedule. Delivery to Bank of the schedule of Borrower's anticipated advances;

          (i) Environmental Engineering Report (Phase 1). Delivery of a report acceptable to Bank, conducted by an environmental engineer, to determine whether hazardous substances are or could be present on the Property. The report shall also indicate location and jurisdiction of the Property, historical ownership and use of the Property, current use of the Property, any information available in governmental records on previous investigations and litigation, any adjacent properties which have been, are or could be potential hazards, locations of equipment containing PCB's and a conclusion/recommendation statement. The report will be ordered by Bank at Borrower's expense;

          (j) (Intentionally left blank);

          (k) Insurance Policies. Delivery to Bank of the insurance policies or certificates otherwise required by this Agreement or the Bank, including builder's risk insurance;

          (l) Construction Contract; Payment and Performance Bonds. Delivery to Bank of the Construction Contract signed by Borrower and Contractor, which Construction Contract shall have a guaranteed maximum price. Recordation of the Construction Contract or a Notice of Contract in the mortgage records of Lafayette Parish, together with statutory form of bond from surety company approved by the Bank and naming Bank as a co-obligee, guaranteeing that the Improvements will be completed according to the terms and conditions of the Construction Contract and that subcontractors and suppliers will be paid;

          (m) Plans. Delivery to Bank of the final architectural and engineering drawings and specifications, including any revisions, amendments and addenda, required to complete the construction of the Improvements;

          (n) Schedule of Values (AIA Form G702-G703). Delivery to Bank of the line item hard costs breakdown;

          (o) Mortgage; No Work Affidavit. Execution by Borrower of the Mortgage; recordation of the Mortgage and recordation of No Work Affidavit from licensed architect, surveyor or civil engineer that no work has begun and no materials have been delivered to the Property;

          (p) Soil Test Report. Delivery to Bank of a report by firm acceptable to Bank, reflecting conditions of the soil at the Property (or other geotechnical matters), in form and substance satisfactory to the Bank;

          (q) Survey. Delivery to Bank of three (3) copies of a survey performed by a surveyor acceptable to Bank, in form and substance satisfactory to the Bank;

          (r) Utility Letters. Letter from all applicable utility companies that all of the necessary utilities (water, sewer, gas, electricity and telephone) for the operation of the Property are or will be available at completion;

          (s) Zoning Certificate or Letter. Proof satisfactory to Bank that the Property is zoned to permit construction of the Improvements in accordance with the Plans and use of the Improvements for their intended purpose; and

          (t) Other Documentation. Delivery to Bank of all documentation relating to the Project requested by Bank.

      SECTION 8.3. CONDITIONS PRECEDENT TO FUNDING ADDITIONAL ADVANCES UNDER THE CONSTRUCTION LOAN. In addition to the conditions set forth in Section 8.2 above, the obligation of Bank to make additional advances under the Construction Loan shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

          (a) Review. Review and approval by Bank and Bank's Inspector of the Plans, the Construction Contract, and the Architect's Contract.

          (b) Receipt of Acknowledgments. Receipt by Bank of the executed Acknowledgment of Architect.

          (c) Project Budget. Receipt by Bank of the budget for the Project.

          (d) Disbursement Schedule. Receipt by Bank of a schedule detailing disbursement projections for the Project.

          (e) Subcontracts. Receipt by Bank of copies of all major subcontracts and a listing of all subcontracts and a listing of all subcontractors and suppliers of materials.

          (f) Lien Waivers. Receipt by Bank of conditional waiver of lien rights by the Contractor for each advance.

          (g) Final Budget. Receipt by Bank of the final construction and development budget for the Project, containing adequate contingency reserve, all subject to review and acceptance by Bank.

          (h) Mortgagee's Title Policy. Receipt by Bank of a mortgagee's policy of title insurance insuring the Mortgage as a first priority mortgage lien.

      SECTION 8.4. CONDITIONS PRECEDENT TO THE TERM LOAN. In addition to the conditions of lending otherwise set forth above in Section 8.1, the obligation of Bank to make the Term Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

          (a) Certificates. A certificate of occupancy issued by the appropriate governmental authority consenting to the use and occupancy of the Improvements, and the issuance of all other certificates, inspections, and reports necessary for occupancy and use of the Improvements;

          (b) As-Built Survey. A survey of the Property and all Improvements, including completed buildings, and pertinent grade and floor elevations;

          (c) Lien and Privilege Certificate. A clear lien and privilege certificate issued by the appropriate clerk of court or recorder of mortgages dated after the expiration of the period for filing liens;

          (d) Multi-Peril Hazard Insurance. Multi-peril hazard insurance policy for all of the Improvements as required by the Mortgage.;

          (e) Inspection. A final report of the Bank's Inspector in form and substance satisfactory to the Bank stating that the Improvements have been completed under the Construction Contract in accordance with the Plans, that direct connection has been made to all utilities set forth in the Plans, and that the Project is ready for occupancy; and

          (f) The Project shall have been completed substantially in accordance with the Plans, a notice of termination of the Construction Contract shall have been filed in accordance with La. R.S. 9:4801 et seq., all statutory lien periods shall have expired, no Encumbrances shall have been filed and not paid or removed, and the Construction Contract shall have been cancelled from the mortgage records of Lafayette Parish, Louisiana.

                                  ARTICLE IX

                        REPRESENTATIONS AND WARRANTIES


      Borrower represents and warrants to Bank as follows:

      SECTION 9.1. CORPORATE AUTHORITY. Borrower is a limited liability company duly created, validly existing and in good standing under the laws of its state of organization, and is duly qualified and in good standing as a foreign limited liability company in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents. Borrower has the power to enter into this Agreement, issue the Notes, mortgage and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. Borrower has the corporate power to perform its obligations hereunder and under the Related Documents. The making and performance by Borrower of the Related Documents have all been duly authorized by all necessary corporate action (including all necessary member action), and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Borrower or the articles of organization of Borrower. The making and performance by Borrower of the Related Documents to which it is a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which Borrower is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by Borrower, and Borrower is not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of the Related Documents to which Borrower is a party constitutes a legal, valid and binding obligations of Borrower, enforceable in accordance with its terms

      SECTION 9.2. FINANCIAL STATEMENTS. The balance sheet of Borrower at the date thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to Bank, are complete and correct and fairly present the financial condition of such entities as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of Borrower in their businesses taken as a whole.

      SECTION 9.3. TITLE TO COLLATERAL. Borrower has good and marketable title to the Collateral, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

      SECTION 9.4. LITIGATION. Other than as has been disclosed previously to Bank in writing, there are no legal actions, suits or proceedings pending or threatened against or affecting Borrower or any of their properties before any court or administrative agency (federal, state or local), which, if determined adversely to any of the Borrower would constitute a Material Adverse Change to any of them, and there are no judgments or decrees affecting Borrower or its property (including, without limitation, the Collateral) which are or may become an Encumbrance against such property.

      SECTION 9.5. APPROVALS. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the members of Borrower is or will be required in connection with the execution and delivery by Borrower of the Related Documents or the performance by Borrower of its obligations hereunder and under the other Related Documents.

      SECTION 9.6. LICENSES. Borrower possesses adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted.

      SECTION 9.7. ADVERSE AGREEMENTS. Borrower is not a party to any agreement or instrument, nor subject to any charter or other restriction, materially and adversely affecting the business, properties, assets, or operations of Borrower or its condition (financial or otherwise), and Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would constitute a Material Adverse Change.

      SECTION 9.8. DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

      SECTION 9.9. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

      SECTION 9.10. INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 9.11. PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 9.12. REGULATIONS G, T AND U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Revolving Loans will be used for the purpose of purchasing or carrying such margin stock.

      SECTION 9.13. LOCATION OF BORROWERS' OFFICES, RECORDS, EQUIPMENT AND INVENTORY. The chief places of business of Borrower, and the offices where Borrower keep its respective records concerning the Collateral, is 4484 Interstate 49 North, Lafayette, Louisiana 70520.

      SECTION 9.14. INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 9.15. ENVIRONMENTAL MATTERS. Except as may have been disclosed in writing to Bank prior to the date hereof, no properties of Borrower has ever been, nor will ever be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Environmental Laws, except in compliance with such Environmental Laws. Except as may have been disclosed in writing by Borrower to Bank, Borrower represents and warrants that it is in material compliance with all Environmental Laws affecting it and its properties.

      No friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in the Property. The Property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and known to the Borrower. The Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws. No hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property. The use which the Borrower makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA, provided, however, in the event that the laws of the State of Louisiana establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

      SECTION 9.16. SOLVENCY OF BORROWER. Borrower is, and after consummation of the transactions contemplated by this Agreement (including the making of the Loans and the issuance of the Credits), and after giving effect to all obligations incurred by Borrower in connection herewith, will be, Solvent.

      SECTION 9.17. GOVERNMENTAL REQUIREMENTS. The Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on the Property and the contemplated use of the Property.

      SECTION 9.18. CONSTRUCTION. The Borrower hereby represents and warrants to the Bank (i) that the Plans are in final form and are satisfactory to the Borrower and the Contractor, and to the extent required by applicable law, to all applicable governmental authorities; (ii) the Plans, together with the anticipated use of the Property, do not violate any restrictive covenant applicable to the Property, (iii) the Borrower has obtained all permits and approvals necessary to construct the Improvements from all applicable governmental authorities; (iv) the Borrower, as of June 16, 1997, had not begun any work on the Improvements, delivered any materials to the Property or in any way commenced the construction of the Improvements; and (v) the Development Expense Schedule contains a true and accurate estimate of the cost of the Improvements.

      SECTION 9.19. EXISTING LEASE. Borrower represents and warrants that it has a lease affecting Borrower's present business location located on I-49 North in Lafayette Parish, Louisiana which extends through June of 1998.

      SECTION 9.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Bank is relying upon the above representations and warranties in making the Loans to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.


                                   ARTICLE X

                             AFFIRMATIVE COVENANTS


      In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Borrower, Borrower covenants and agrees as follows:

          SECTION 10.1. FINANCIAL STATEMENTS. Borrower will furnish or cause to be furnished to Bank:

     (a) within thirty (30) days following the end of each calendar month, financial statements consisting of the balance sheet of Borrower as of the end of such month, and a statement of income and statement of cash flow of Borrower for such month and for the fiscal year through such month, all certified by the chief financial officer of Borrower as having been prepared in accordance with GAAP consistently applied,

     (b) as soon as available and in any event within ninety (90) days following the close of fiscal year of Borrower, audited, consolidated and consolidating financial statements of Borrower consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing acceptable to Bank,

     (c) within thirty (30) days after the end of each calendar quarter, a certificate signed by the chief financial officer of Borrower, certifying that he has reviewed this Agreement and to the best of his knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, and that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein,

     (d) within fifteen (15) days following the end of each calendar month, an aging of Borrower's Receivables and accounts payable, together with a certificate executed by the chief financial officer of Borrower, identifying the amount of Qualified Receivables of Borrower as of the end of such month, in such form and containing such representations and warranties regarding the Receivables as Bank may reasonably require,

     (e) on the last day of each month, and not less than weekly during each calendar month, and at any time upon the request by Bank, a borrowing base certificate showing Borrower's total Receivables, minus ineligibles, total Qualified Receivables, in form and substance acceptable to Bank, accompanied by such supporting documents as may be required by Bank, with Borrower's borrowing base certificate to be certified by the chief financial officer of Borrower,

     (f) such other necessary financial information concerning the Borrowers as Bank may reasonably request from time to time.

     SECTION 10.2. NOTICE OF DEFAULT; LITIGATION; ERISA MATTERS. Borrower will give written notice to Bank as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge or should have knowledge, (ii) the filing of any actions, suits or proceedings against Borrower in any court or before any governmental authority or tribunal of which they have knowledge or should have knowledge which could cause a Material Adverse Change with respect to Borrower, (iii) the occurrence of a reportable event under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Borrower may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which they have knowledge which may cause, or lead to, or result in, any Material Adverse Change to Borrower.

     SECTION 10.3. MAINTENANCE OF EXISTENCE, PROPERTIES AND LIENS. Borrower will (i) continue to engage in the business presently being operated by it; (ii) maintain its existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition;
(iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets; and (v) maintain in favor of Bank a first perfected lien and security interest in the Collateral, subject only to other Permitted Encumbrances.

     SECTION 10.4. COLLATERAL SCHEDULES AND LOCATIONS. As often as Bank shall reasonably require, Borrower shall deliver to Bank schedules of such Collateral, including such information as Bank may require, including without limitation names and addresses of account debtors and agings of Receivables and General Intangibles.

     SECTION 10.5. TAXES. Borrower shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against it or its properties. Borrower further agrees to furnish Bank with evidence that such taxes, assessments, and governmental and other charges due by Borrower has been paid in full and in a timely manner. Borrower may withhold any such payment or elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Bank's interest in the Collateral is not jeopardized.

     SECTION 10.6. REQUIRED INSURANCE. Borrower shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of them operates, and as shall be reasonably satisfactory to Bank. With respect to the Project, Borrower agrees to provide Bank with the following types of insurance coverages, in addition to any additional coverages required by the Mortgage, in each case with Bank named as loss payee and/or additional insured, as appropriate:

               (i) During the course of any construction, renovation or repair of the Improvements, builder's all risk insurance coverage against "all risks of physical loss", including loss by fire, theft, vandalism, malicious mischief, explosion, windstorm, collapse, sprinkler leakage and extended coverage for one hundred percent (100%) of replacement cost.

               (ii) Multi-peril hazard policies of insurance against loss or damage by fire, theft, vandalism, malicious mischief, explosion, windstorm, collapse and extended coverage for one hundred percent (100%) of replacement cost.

               (iii) To the extent required by Bank, policies of insurance against loss by flood in an amount equal to one hundred percent (100%) of replacement cost or the maximum amount of flood insurance available, whichever is the lesser.

               (iv) Policies of comprehensive general liability insurance, insuring on an occurrence basis against claims for bodily injury, including personal injury or death, occurring upon or in the Improvements, or the elevators located on the Improvements, or on or in the streets adjoining the Improvements, to afford protection to the limit of not less than $5,000,000.00 in the event of bodily injury, personal injury, or death of any number of persons or of damage to property arising out of one occurrence.

               (v) Business interruption insurance for a period of six (6) months in such amounts as are satisfactory to Bank.

               (vi) Worker's Compensation Insurance for all contractors, subcontractors and the Borrower to the fullest extent required by law.

               (vii) Such other insurance on or with respect to the Property against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of Improvements, their construction, location, use and occupancy; and any replacements or substitutions of such insurance, or additions to such insurance, and in such amounts as may from time to time be required by Bank.

     Borrower agrees to provide Bank with originals or certified copies of such policies of insurance. Borrower further agrees to promptly furnish Bank with copies of all renewal notices and, if requested by Bank, with copies of receipts for paid premium. Borrower shall provide Bank with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen
(15) days before any such existing policy or policies should expire. If Borrower's insurance policies required hereunder and renewals thereof are held by another person, Borrower agrees to supply original or certified copies of the same to Bank within the time periods required above.

     SECTION 10.7. PERFORMANCE OF LOAN DOCUMENTS. Borrower shall duly and punctually pay and perform each of its obligations under the Notes, under this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Related Documents to which it is a party, in accordance with the terms hereof and thereof.

     SECTION 10.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower shall comply with and shall cause all of its employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, procession, treatment, removal, transportation, storage and handling of hazardous or toxic wastes and substances, and pay immediately when due the cost of removal of any such waste or substances from, and keep their properties free of any lien imposed pursuant to any such laws, rules, regulations or orders.

     Borrower shall give notice to Bank as soon as reasonably possible and in no event more than five (5) days after it receives any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or elsewhere for which it may have legal responsibility with a full description thereof; Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring Borrower to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of Borrower, to provide Bank with satisfactory evidence of such compliance; provided, however, that nothing contained herein shall preclude Borrower from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and Bank's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

     Regardless of whether any Event of Default hereunder shall have occurred and be continuing, Borrower (i) releases and waives any present or future claims against Bank for indemnity or contribution in the event Borrower becomes liable for remediation costs under and Environmental Laws, and (ii) agrees to defend, indemnify and hold harmless Bank from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of Borrower of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of Bank (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section
10.8 shall survive termination of this Agreement.

     SECTION 10.9. FURTHER ASSURANCES. Borrower will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

     SECTION 10.10. FINANCIAL COVENANTS. Borrower shall comply with the following covenants and ratios:

     (a) Borrower shall at all times maintain a Debt-to-Worth Ratio of not more than 2.75 through December 31, 1997 and a Debt-to-Worth Ratio of 2.5 thereafter.

     (b) Borrower shall at all times maintain working capital of greater than $1,000,000.00. For the purposes hereof, "working capital" shall mean current assets less current liabilities.

     (c)  Borrower shall maintain a ratio at the end of each calendar quarter of
          (i) the excess of net income for the preceding four calendar quarters (before interest expense, income taxes, depreciation and amortization) after dividends for the preceding four calendar quarters to (ii) to the sum of current maturities of long term debt plus total interest expense for the preceding four calendar quarters, of not less than 1.5 to 1. For the calendar quarters ending prior to September 30, 1998, net income for the complete calendar quarters after the date of this Agreement (before interest expense, income taxes, depreciation and amortization) shall be annualized to determine such net income.

     SECTION 10.11. OPERATIONS. Borrower shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have.

     SECTION 10.12. CHANGE OF LOCATION. Borrower shall, within ten (10) Business Days prior to any such addition or change, notify Bank in writing of any proposed additions to or changes in the location of their business.

     SECTION 10.13. EMPLOYEE BENEFIT PLANS. So long as this Agreement remains in effect, Borrower will maintain each employee benefit plan as to which they may have any liability, in compliance with all applicable requirements of law and regulations

     SECTION 10.14. DEPOSIT ACCOUNTS. Borrower will maintain all corporate deposit, disbursement, construction, reserve and operating accounts (including separate tenant deposit accounts) with the Bank.

     SECTION 10.15. DOMINION ACCOUNT. Borrower has established a lockbox with Bank into which all proceeds of Receivables of Borrower shall be remitted. Borrower will promptly direct its customers to remit payments of all of their accounts receivable to such lockbox. Remittances received under the lockbox arrangement will be deposited by the Bank to the demand deposit account maintained by Borrower with the Bank (the "Dominion", account number 812378635). Bank shall have dominion over all funds in the Dominion Account. Borrower shall deposit all payments of accounts receivable which are not remitted by customers directly to the Dominion Account into the Dominion Account on the date such remittance is received. Amounts deposited into the Dominion Account will be used for daily loan payments towards the Revolving Note as described in Section
2.2.6. Borrower will have no access to any funds in the Dominion Account for so long as this Agreement remains in effect, the Revolving Note has not been paid in full, or any Credits or other Indebtedness of Borrower remains outstanding.

     SECTION 10.16. FIELD AUDITS; OTHER INFORMATION. Borrower shall allow during normal business hours to perform field audits from time to time. Borrower shall pay all costs and expenses associated with such field audits. Borrower will provide Bank with such other information as Bank may reasonably request from time to time.

     SECTION 10.17. CONSTRUCTION COVENANTS. In addition to the covenants of the Borrower otherwise set forth in this Agreement, the Borrower hereby agrees that, so long as any part of the Construction Loan is outstanding, unless compliance shall have been waived in writing by the Bank, the Borrower shall at all times comply with the following covenants.

          (a) COMMENCEMENT AND COMPLETION OF IMPROVEMENTS. Prior to the recordation of the Mortgage, no work of any kind (including the destruction or removal of any existing improvements, site work, draining, or fencing of the Property) shall have commenced or shall have been performed on the Property (except for clearing, leveling, grading, test piling, cutting or removal of trees and debris, placing of fill dirt, leveling of the land surf ace), no equipment or material shall have been delivered to or upon the Property for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the construction of the Improvements shall have been recorded in the mechanic's lien or other appropriate records in the parish where the Property is located. The Borrower will (i) commence construction on or after June 16, 1997; (ii) cause the construction of the Improvements to be prosecuted with diligence and continuity in accordance with the Plans; (iii) promptly correct or cause to be corrected any defect in the Improvements, any material departure in the construction of the Improvements from the Plans, governmental requirements, or any encroachment by any part of the Improvements or any other structure located on the Property on any building line, easement, property line, or restricted area; (iv) guarantee to the Bank that the Improvements will be completed in good and workmanlike manner in accordance with the Plans; (v) promptly notify Bank of any lien filed by the Contractor, any subcontractor, supplier or laborer or of Borrower's knowledge that the Contractor or any subcontractor, has failed to pay amounts due following the funding of any Advance for the payment of same; and
(vi) complete the construction of the Improvements in accordance with the Plans on or before April 13, 1998. Notwithstanding anything to the contrary in this Agreement, the Improvements shall not be deemed to have been completed until (y) they shall contain all equipment, furnishings and fixtures required for the use and operation of the additional Improvements and/or which may be required by governmental authorities and/or by any law, regulation or rule of any governmental authority; and (z) permanent certificates of occupancy and all other necessary certificates, licenses, consents and other approvals of governmental authorities have been issued or made with respect to the Improvements.

          (b) SURVEY. In addition to any survey required by this Agreement, the Borrower will furnish the Bank with three copies of each of the following surveys.

          (i) FOUNDATION SURVEY. Within ten days after completion of the foundation of the additional Improvements, the Borrower shall furnish the Bank with a survey showing all existing on-site Improvements, plus the location and dimensions of perimeter foundations and high point relative elevation of adjacent streets to ensure compliance with final working drawings and set-back lines of each building and first floor elevations, together with an appropriate endorsement to the Bank's title policy.

          (ii) AS-BUILT SURVEY. Upon completion of the Improvements, the Borrower shall furnish the Bank with a survey delineating all completed Improvements on the Property and pertinent grade and floor elevations, together with an appropriate endorsement to the Bank's title policy.

          (c) CHANGE ORDERS. The Borrower will not (i) cause or permit any changes in the Plans affecting the Improvements except pursuant to a change order approved in writing by the Bank, the Bank's Inspector, the Contractor and the Architect, or (ii) make any change in the Construction Contract or any subcontract without the prior written approval of Bank.

          (d) SUBCONTRACTOR VERIFICATIONS. Within ten days after request by the Bank, the Borrower shall furnish a certificate, in form prescribed by the Bank, signed by all subcontractors and material suppliers as to the existence, amount and retainage of any subcontracts and materials supplies agreements.

          (e) FEES AND EXPENSES OF BANK'S INSPECTOR. The Borrower shall pay the fees and expenses of the Bank's Inspector. Also, Borrower agrees to reimburse Bank the sum of $350 plus expenses for each annual inspection of the Property by Bank or its designated inspector.

                                  ARTICLE XI

                              NEGATIVE COVENANTS


      In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Borrower, covenants and agrees as follows:

      SECTION 11.1. LIMITATIONS ON FUNDAMENTAL CHANGES. Borrower shall not change the nature of its business, grant credit terms to its customers on terms different than those presently granted to customers, or form any subsidiary without the prior written consent of the Bank, nor shall Borrower enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

      SECTION 11.2. DISPOSITION OF ASSETS. Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets whether now owned or hereafter acquired except property disposed of in the ordinary course of business, provided that, if such property is to be replaced, the net cash proceeds of each such transaction are applied to obtain a replacement item or items within 30 days of the disposition thereof.

      SECTION 11.3. RESTRICTED PAYMENTS. Borrower shall not declare or pay (or set aside reserves for payment of) any dividends or distributions, make any member, shareholder or affiliate loans in excess of amounts required to reimburse members for the income taxes which they will incur on their share of the income of Borrower, pay excessive member compensation or enter into any similar transactions with the members of Borrower without the prior written consent of the Bank.

      SECTION 11.4. ENCUMBRANCES. Borrower shall not create, incur, assume or permit to exist any Encumbrances on any of its property now owned or hereafter acquired, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

     (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor;

     (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor (provided, however, that no such Encumbrance of this nature shall constitute a Permitted Encumbrance to the extent it affects the Project until it has been bonded to the satisfaction of Bank);

     (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement; or

     (d) The Collateral Documents and any other liens in favor of the Bank to secure the Indebtedness of the Borrower to the Bank.

     SECTION 11.5. DEBTS, GUARANTIES AND OTHER OBLIGATIONS. Borrower will not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

     (a)  The Indebtedness to the Bank under this Agreement;

     (b) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business;

     (c) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; or

     (d) Additional Debt up to $10,000,000.00 the proceeds of which were used to acquire capital assets.

     SECTION 11.6. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except for:

     (a) Investments in direct obligations of the United States of America or any agency thereof;

     (b) Investments in either certificates of deposit of maturities less than one year, issued by the Bank, or if the Bank is not substantially competitive (in terms of certificate of deposit interest rate for comparable amounts) with other banks (having a credit rating acceptable to the Bank) certificates of deposit of maturities less than one year, issued by one or more of such other banks;

     (c) Investments in commercial paper of maturities less than one year with the best rating by Standard & Poors, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Bank;

     (d)  Routine advances to employees made in the ordinary course of business;

     (e) Investments in the stock of domestic corporations (who conduct their business in the United States) up to the sum of $5,000,000.00 in the aggregate; and

     (f) Investment in the stock of American Aviation, Inc. or in a new subsidiary formed to acquire the assets of American Aviation, Inc.

     SECTION 11.7. CHANGES IN MANAGEMENT AND CONTROL. The identity of members, the officers or the managers of Borrower will not change without the prior written consent of Bank. David Jeansonne will remain in a senior management position until at least July 31, 2002.

     SECTION 11.8. OTHER AGREEMENTS. Borrower will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     SECTION 11.9. TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any agreement with any affiliate of Borrower except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party.

     SECTION 11.10. FOREIGN PROJECTS. Borrower will not enter into any foreign projects, without first obtaining Bank's prior written consent.


                                  ARTICLE XII

                               EVENTS OF DEFAULT


      SECTION 12.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

      DEFAULT UNDER THE INDEBTEDNESS. Should Borrower default in the payment of principal or interest under the Indebtedness of Borrower.

      DEFAULT UNDER THIS AGREEMENT. Should Borrower violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

      DEFAULT UNDER OTHER AGREEMENTS. Should any event of default occur or exist under any of the Related Documents or should Borrower violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required thereby).

      OTHER DEFAULTS IN FAVOR OF BANK. Should Borrower default under any other loan, extension of credit, security agreement, or other obligation in favor of Bank and fail to cure same in accordance with any applicable cure periods.

      DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person and fail to cure same in accordance with any applicable cure periods.

      INSOLVENCY. The following occurrences, in addition to the failure or suspension of Borrower, shall constitute an Event of Default hereunder:

     (a) Filing by Borrower of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Borrower consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by Borrower for, or the appointment by consent or acquiescence of, a receiver or trustee of any of the Borrower for all or a substantial part of the property of any such person; the making by Borrower, of an assignment for the benefit of creditors; the inability of Borrower or the admission by Borrower in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

     (b) Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of Borrower for all or a substantial part of the property of Borrower and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of Borrower and such warrant remains unbonded or undismissed for a period of sixty
          (60) days from notice to Borrower of its issuance.

     DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of Borrower be commenced.

     FALSE STATEMENTS. Should any representation or warranty of Borrower made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

     MATERIAL ADVERSE CHANGE. Should a Material Adverse Change with respect to Borrower occur at any time and not be cured within ten days of the occurrence thereof.

     Upon the occurrence of an Event of Default, all Commitments of Bank under this Agreement will terminate immediately (including any obligation to make any further Revolving Loans, to issue any further Credits to or for the account of any of Borrower, to make any further Construction Loans or to fund the Term
Loan), and, at Bank's option, the Notes and all Indebtedness of Borrower will become immediately due and payable, all without notice of any kind to Borrower, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

     Upon the occurrence of an Event of Default, Bank may proceed to realize upon the Collateral under the terms of the Collateral Documents and exercise any other rights which it has by law or contract (which rights shall be cumulative in nature).

     SECTION 12.2. WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and by applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratify and confirm whatever Bank may do in this regard, (ii) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.


                                 ARTICLE XIII

                                 MISCELLANEOUS

          SECTION 13.1. NO WAIVER; MODIFICATION IN WRITING. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Notes, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

          SECTION 13.2. PAYMENT ON NON-BUSINESS DAY. Whenever any payment to be made hereunder or on account of the Note shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Notes.

          SECTION 13.3. ADDRESSES FOR NOTICES. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

      If to Bank:

           Hibernia National Bank
           P. O. Box 61540
           New Orleans, LA  70161
           Attention:  Energy and Maritime Department

      If to Borrower:

           Omni Geophysical, L.L.C.
           4484 Interstate 49 North
           Lafayette, LA 70520
           Attn:  Roger E. Thomas, Manager

      SECTION 13.4. FEES AND EXPENSES. Borrower agrees to pay all fees, costs and expenses of Bank in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to Bank, and to pay all costs and expenses of Bank in connection with the enforcement of this Agreement, the Notes or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. Borrower also agrees to pay, and to save Bank harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the other Related Documents, or any modification thereof.

      SECTION 13.5. SECURITY INTEREST AND RIGHT OF SET-OFF. Bank shall have a continuing security interest in, as well as the right to set-off the obligations of Borrower hereunder against, all funds which Borrower may maintain on deposit with Bank (with the exception of funds deposited in Borrower's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and Bank shall have a lien upon and a security interest in all property of Borrower in Bank's possession or control which shall secure the Indebtedness of Borrower.

      SECTION 13.6. WAIVER OF MARSHALING. Borrower shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and Borrower expressly agrees that Bank may execute or foreclose upon the Collateral in such order and manner as Bank, in its sole discretion, deems appropriate.

      SECTION 13.7. GOVERNING LAW. This Agreement and the Notes shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State.

      SECTION 13.8. CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Bank's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness of the Borrower arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to Bank. Bank may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Bank may have about Borrower or about any other matter relating to such Indebtedness, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness.

      SECTION 13.9. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) BORROWER AND BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BANK, AND THE BORROWER AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE BANK EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

      (b) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

      SECTION 13.10. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      SECTION 13.11. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      SECTION 13.12. PURPOSES OF INSPECTIONS. The sole purpose and function of the provisions of this Agreement authorizing the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank to enter upon the Property to make inspections of the Improvements, materials, Plans, shop drawings, workmanship and construction of the Improvements or to enter into possession of the Property upon any Default and perform any work necessary or desirable to complete the Improvements and to take all other action in connection therewith, is to obtain information and to afford the Bank the opportunity to

          (a) verify whether any advances the Bank is obligated to make under this Agreement are due, and the correct amount of such advances;

           (b) determine whether there has been or may be any Default of the Indebtedness of Borrower under this Agreement; and

          (c) take any necessary or appropriate action to protect and preserve the Bank's security for the Loan and all advances made hereunder.

None of the aforesaid actions by the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank, shall be or may be construed in such a manner as to impose any duty or obligation whatsoever on the Bank, the Bank's Inspector, or any agent, officer, employee or representative of the Bank, to protect or represent any owner, borrower, contractor, surety, or any other person whatsoever and shall not be considered or construed as having made any warranty whatsoever, whether express or implied, as to the adequacy, quality of fitness or purpose of any physical conditions, materials, workmanship, Plans, specifications, drawings or other requirements pertaining to the construction of the Improvements, or whether any such physical conditions, materials or workmanship comply with any Plans, specifications, drawings, ordinances, statutes, or other governmental requirements pertaining to the Property. Bank shall have no liability, obligation or responsibility whatsoever with respect to the construction of the Improvements except to advance the Construction Loan pursuant to this Agreement Bank shall not be obligated to inspect the Property or the construction of the Property, nor be liable for the performance or Default of Borrower, Contractor, any architect, subcontractor or materialmen, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  OMNI GEOPHYSICAL, L.L.C.


                                  By:   /s/ Roger E. Thomas
                                        ------------------------------
                                        Roger E. Thomas, Manager


                                  HIBERNIA NATIONAL BANK


                                  By:    /s/ Tammy M. Angelety
                                        ------------------------------
                                  Title: Assistant Vice President